UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April  1,  2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

        On April 1, 2008, WellCare Health Plans, Inc. (the “Company”) filed annual unaudited financial statements for the year ended  December 31, 2007 for its wholly-owned subsidiaries, WellCare of Florida,  Inc., HealthEase of Florida, Inc. and  Harmony  Behavioral  Health of  Florida,  Inc.  (the “Florida  Health  Annual  Statements”), with  the  Florida  Office of  Insurance Regulation  (“FLOIR”).

        As previously disclosed, on October 24, 2007, several government agencies, under the supervision of the United States Attorney’s  Office  for the Middle District of Florida executed a search warrant and served subpoenas on the Company and various related entities.  The Board of  Directors of  the  Company subsequently  formed a special committee of  independent directors to conduct an independent investigation.  Because to date, neither the Company,  nor any of its subsidiaries,  has been advised by these agencies as to the full  scope of  the investigations, the  Florida Health  Annual  Statements are necessarily subject to revision based upon the outcome of these investigations.

        In preparing the Florida  Health  Annual Statements,  the Company has considered information about the ongoing  investigations known to the Company as of the date hereof.   However, as noted, the information contained in the Florida Health Annual  Statements may be subject to adjustment based on the outcome of  the pending  investigations or as new information becomes available.  The  Florida  Health  Annual  Statements  have been prepared in accordance with the requirements of Florida law and have not been prepared in accordance with accounting  principles generally accepted  in the United States  (“GAAP”).  Additionally,  the  Florida  Health Annual Statements should not be considered as representative or indicative of the Company’s results of operations or financial condition on a consolidated  GAAP basis.  As previously announced,  until the independent investigation conducted by the special committee is complete,  the Company,  in addition to having been unable to file its Form 10-Q  for the quarter  ended  September  30,  2007,  has  not  filed  its  Form  10-K  for  the  year  ended  December  31, 2007 by  the  required  filing date or on or  before  the  fifteenth  calendar day  following  the required filing date as prescribed in  Rule 12b-25.

        The  Company  is  not  filing  the audited financial statements  for WellCare of  Florida,  Inc.,  HealthEase of  Florida,  Inc.  and  Harmony  Behavioral  Health  of  Florida,  Inc.  which are required to be filed on  April  1,  2008 with both  the  FLOIR  and  the  Florida  Agency  for  Health  Care Administration  (“FLAHCA”).  The Company also is not filing the audited financial statements for WellCare of  New York,  Inc.,  which are required to be filed by April  1,  2008 with the New  York  Department of  Insurance  (“NYDOH”),  nor is it  filing audited financial statements for WellCare Health  Insurance of  New York, Inc.,  which are required to by filed  by  April  1,  2008  with the New York State Department of  Insurance  (“NYSDI”).  The  FLOIR  has denied the Company’s request for an extension.  The Company has also requested an extension  from the  FLAHCA which is considering the request.  The Company has submitted extension requests to NYDOH and  NYSDI.  Failure to timely  file financial statements can result in the imposition of sanctions and penalties some which could have a material adverse effect on the Company.

        Copies of the Florida  Health  Annual  Statements can be accessed at the Company’s  website at www.wellcare.com/investor relations/financial reports/statutory filings. (http://ir.wellcare.com/phoenix.zhtml?c=176521&p=irol-statfiling)

Cautionary Note Regarding Forward-looking Statements:

        This Current Report on Form 8-K and the Florida Health Annual Statements referenced herein may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect the Company’s assessment of future events and financial performance as of the date hereof and are subject to risks.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of the Company’s control,  that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, the possibility that specified financial data contained in the Florida Health Annual  Statements may be adjusted based on the outcome of the previously disclosed investigations of the Company by certain federal and state agencies,  regulatory bodies and organizations, as well as other governmental and private party proceedings.  All  forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph.  Additional  information concerning these and other important risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  Readers are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  The Company assumes no obligation to update any such  forward-looking statements and expressly disclaims any duty to update the information referred to in this filing except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer